Exhibit 8.2
June 9, 2008
Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
Horsepower Holdings, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
Ladies and Gentlemen:
     We are acting as counsel for Grey Wolf, Inc., a Texas corporation (“Grey Wolf”), in connection with (i) the concurrent mergers of Grey Wolf and Basic Energy Services, Inc., a Delaware corporation (“Basic”), each with and into Horsepower Holdings, Inc., a Delaware corporation (“Holdings”), (collectively the “Mergers”), as described in the Agreement and Plan of Merger dated April 20, 2008 by and among Grey Wolf, Basic and Holdings (the “Merger Agreement”) and (ii) the preparation and filing of the Registration Statement No. 333-150895 on Form S-4, as amended (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes the proxy statements of Grey Wolf, Basic and Holdings (the “Joint Proxy Statement/Prospectus”). Capitalized terms not otherwise defined in this letter have the same meaning as in the Merger Agreement.
     In providing this opinion, we have examined and are relying upon the initial and continuing truth, accuracy and completeness at all relevant time of the statements, covenants, warranties and representations contained in the (i) the Merger Agreement, (ii) the Registration Statement, (iii) certain other filings made by Grey Wolf, Basic and Holdings with the SEC, (iv) factual certifications provided to us by representatives of Grey Wolf, Basic and Holdings, including in their respective letters dated the date hereof (collectively, the “Representation Letters”) and (v) other information provided to us by Grey Wolf, Basic and Holdings.
     We have reviewed such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We assume that (i) the Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective time of the Mergers, and (ii) the

Grey Wolf, Inc. & Horsepower Holdings, Inc.
June 9, 2008

Representation Letters are complete and accurate, and will be re-executed by appropriate officers as of the Effective Time.
     Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, it is our opinion that the description of the United States federal income tax consequences appearing under the heading “Material U.S. Federal Income Tax Consequences of the Mergers” in the joint proxy statement/prospectus forming part of the Registration Statement accurately describes the material United States federal income tax consequences of the Mergers under existing law.
     Our opinion is based upon existing United States federal income tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. Any change in the facts and circumstances surrounding the Mergers, or any inaccuracy in the statements, assumptions and representations on which we have relied, may affect the validity of the opinion set forth herein. We are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, representation, corporate record, covenant, statement, or assumption stated or referred to herein that becomes untrue, incorrect, or incomplete.
     No opinion is expressed as to any matter not specifically addressed above including, without limitation, the tax consequences of the Mergers under any foreign, state, local or other federal law. Our opinion is based on the assumption that the matters will be properly presented to the applicable court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. No ruling has been requested from the Internal Revenue Service (the “IRS”) on any aspect of the Mergers. Our opinion is not binding upon the IRS or a court, and will not preclude the IRS or a court from adopting a contrary position.
     This opinion letter is furnished to you solely for use in connection with the Mergers and is not to be relied upon by any other person, quoted in whole or in part, or otherwise referred to without our express written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Porter & Hedges, L.L.P., under the captions “Legal Matters” and “Material U.S. Federal Income Tax Consequences of the Mergers.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.
Sincerely,
/s/ PORTER & HEDGES, L.L.P.
PORTER & HEDGES, L.L.P.